Exhibit 99.1

TERM SHEET

This Term Sheet must be read in conjunction with the attached Terms and Conditions of Employment (“Terms and Conditions”)

1.	Name and address of employer	Heidrick & Struggles (UK) Limited (the “Company”) 40 Argyll Street London W1F 7EB

2.	Name and address of employee	Colin Neil Price (“you”) Avonstone, Bathampton Lane, Bathampton, Bath, Avon BA2 6SW

3.	Start date	31 December 2016

4.	Start date of continuous employment	3 July 2014

5.	Job title	Executive Vice President and Managing Partner – Leadership Consulting

6.	Reports to	CEO of Heidrick & Struggles International Inc. or such other executive as the CEO may designate from time to time

7.	Basic Salary	£350,000 per annum.

8.	Bonus Scheme – Management Incentive Plan	See clause 5 of the Terms and Conditions.

9.	Pension	Company contributions of 10% of your basic salary subject to clause 6 of the Terms and Conditions.

10.	Annual paid holidays	25 days’ holiday per holiday year plus Bank and public holidays.

11.	Notice	Six months’ notice in writing from either party.

I have read, fully understood and hereby accept the terms and conditions of my employment with the Company as set out in this Term Sheet and attached Terms and Conditions of Employment, the Business Protection Agreement and Sections 1, 2 and 3 of the UK Company Handbook of Heidrick & Struggles (UK) Limited (as amended from time to time and hereinafter referred to as the UK Company Handbook).

I have also read, fully understood and agree to abide by the non-contractual policies in Sections 4 to 13 (inclusive) of the UK Company Handbook of Heidrick & Struggles (UK) Limited, the Global Guidelines and the Code of Conduct (each as amended from time to time) of Heidrick & Struggles (UK) Limited

This document has been executed as a deed and is delivered and takes effect on 18 January 2017.

Executed as a deed by

HEIDRICK & STRUGGLES (UK) LIMITED

acting by Stephen W. Beard a director,	/s/ Stephen W. Beard
Director

in the presence of:

/s/ Kristin Murphy	signature of witness

Kristin Murphy	name of witness

233 S. Wacker Dr.	witness address

Suite 4900	witness address

Chicago, IL 60606	witness address

Executive Assistant	witness occupation

Signed as a deed by

COLIN NEIL PRICE	/s/ Colin Price
Colin Neil Price

in the presence of:

/s/ Heidi Fuller	signature of witness

Heidi Fuller	name of witness

Heidrick & Struggles	witness address

40 Argyll Street	witness address

London W1F 7EB	witness address

Executive Assistant	witness occupation

TERMS AND CONDITIONS OF EMPLOYMENT

1.	Appointment

1.1.	You warrant that by entering into this Contract of Employment and performing your obligations under it, you shall not be in breach of any terms or obligations under any previous or other agreement relating to your employment or any business agreement with any third party. You hereby undertake to indemnify and hold harmless the Company against all claims, costs, damages, liabilities and expense which the Company may incur in connection with any claim that you are or were not so at liberty.

1.2.	You warrant that you are entitled to work in the United Kingdom without any additional approvals and shall notify the Company if you cease to be so entitled during your employment.

1.3.	You shall report to the person specified in paragraph 6 of the Term Sheet (your “Manager”), or as directed by him/her.

2.	Hours of Work

2.1.	Your normal hours of work shall be 9.00am to 5.30pm Monday to Friday inclusive with an unpaid lunch break of one hour on each working day. You shall be required to work such additional hours as may be necessary for the proper performance of your duties (without entitlement to additional remuneration for any additional hours worked).

2.2.	Due to the autonomous nature of your role the duration of your working time cannot be measured or monitored and, accordingly your employment falls within the scope of regulation 20 of the Working Time Regulations 1998.

3.	Place of Work

3.1.	Your place of work shall be the Company’s London office or such other locations as the Company may require from time to time on a permanent or temporary basis.

3.2.	The Company may transfer your employment to another Group Company. You may be asked to work overseas for periods of time. In the event that this is for more than one month at any time, the Company shall confirm the terms of any such assignment to you as may be applicable at such time.

4.	Duties and Exclusivity of Service

4.1.	In the capacity specified in paragraph 5 of the Term Sheet, you shall, during the continuance of your employment with the Company:

4.1.1.	faithfully, diligently and competently exercise and carry out to the best of your ability all such powers and duties in relation to the Company and its business and the respective businesses of the other Group Companies, as may from time to time be conferred on you or vested in you by the Company together with such person or persons as the Company may appoint to act jointly with you;

4.1.2.	obey the reasonable and lawful directions of, or under the authority of, the Company;

4.1.3.	use your reasonable endeavours to promote and further the business interests of the Company and the other Group Companies;

4.1.4.	hold such offices as a director or secretary in the Company or any other Group Company as the Company may from time to time require and, if the Company so requests, immediately resign without claim for compensation from any office held in the Company or any other Group Company;

4.1.5.	abide by any statutory, fiduciary or common-law duties to the Company and any other Group Company of which you are a director;

4.1.6.	subject as hereinafter provided unless prevented by incapacity, illness or injury or with the prior written agreement of the Company, devote, during normal working hours and such additional times as provided for in clause 2, the whole of your time, attention and skill to your duties and to the furtherance of the businesses and interests of the Company and the other Group Companies;

4.1.7.	in pursuance of your duties hereunder perform without additional remuneration such services for any other Group Company as the Company may from time to time require;

4.1.8.	comply with any Company rules, policies and procedures in place from time to time, including but not limited to, the UK Company Handbook, the Code of Conduct and the Global Guidelines;

4.1.9.	undertake such travel both within the United Kingdom and abroad as the Company may reasonably require for the proper performance of your duties; and

4.1.10.	report your own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any Group Company (including without limitation any bribery or corruption) to your Manager immediately on becoming aware of it.

4.2.	During the continuance of your employment with the Company you shall not:

4.2.1.	do anything which may in the opinion of the Company bring the Company and/or any other Group Company into disrepute or harm the goodwill or the reputation of any Group Company and in particular, without limitation, you shall not make any untrue, misleading or disparaging statement in relation to the Company or any other Group Company (or any of its or their employees or officers);

4.2.2.	without the previous written consent of the Company either as principal, employee or agent carry on or be engaged, concerned or interested either directly or indirectly in any other trade, profession, business or occupation (including any public or private activity which in the reasonable opinion of the Company may interfere with the proper performance of your duties) or hold any directorship or other office in any company or other body whether incorporated or unincorporated;

4.2.3.

without prejudice to the generality of clause 4.2.2 above, introduce to any other person, firm or corporation, business of a kind in which the Company or any other Group Company is for the time being engaged or capable of becoming engaged or with which the Company or any other Group Company is able to deal in the course of the business for the time being carried on or planned by the Company or any other Group Company to be carried on and you shall not have any financial benefit from contracts made by the Company or any other Group Company with any third party without the Company’s prior written consent; and

4.2.4.	without the previous written consent of the Company, hold any shares or securities or have any interest of any kind in any company (other than the Company or any other Group Company) or other business organisation, save that you may hold not more than five per cent of the issued shares or other securities of any class of any one company which is not a competitor of the Company or any other Group Company, where such shares or other securities are listed or dealt in on a recognised investment exchange in the United Kingdom or elsewhere, and are to be held by you for investment purposes only.

4.3.	You shall avoid situations where your personal interests conflict with the interests of the Company, any Group Company or any of its or their clients or candidates. If you believe that any such conflict of interest may exist, you shall disclose the same to the Company without delay.

4.4.	If during the course of your employment with the Company you are made an offer of employment with any firm or company competing with, or intending to compete with, the business of the Company or any Group Company you shall immediately notify the Company and, on request, provide any information that may reasonably be of assistance to the Company in acting promptly to protect its relationships.

5.	Remuneration

Base Salary

5.1.	During your employment with the Company, the Company shall pay you, as remuneration for your services hereunder, the basic salary set out in paragraph 7 of the Term Sheet (your “Base Salary”), in 12 equal monthly instalments at the end of each month, less deductions required by law. Your basic salary shall normally be reviewed annually but the Company is under no obligation to review your salary or change your salary as a result of any review. Your basic salary is inclusive of any fees to which you may be entitled as a director of the Company or any other Group Company.

5.2.	By signing the Term Sheet you agree and authorise the Company to deduct from your salary, or any other sums due to you from the Company, any sums due from you to the Company or any Group Company under your Contract of Employment.

5.3.	The Company will pay you a one-off payment of £150,000 (subject to such deductions as the Company is required to make by law) by no later than 31 December 2016 provided that at such date you are still employed by the Company and have not given or received notice of termination of your employment.

Bonus Scheme - Management Incentive Plan (the “MIP”)

5.4.

In respect of each bonus year and subject to the provisions of clauses 5.5 to 5.8 below, you will be eligible to participate in the MIP (H&S’s annual bonus program operated pursuant to its shareholder approved Incentive Plan) at the Tier 1 level. You will be eligible for a target annual incentive award under the MIP equal to 150% of your Base Salary, subject to your continued employment with the Company, not being under notice to terminate your employment (whether given or received) and pursuant to the terms of the MIP and H&S’s Incentive Plan, both of which H&S may amend from time to time in its absolute discretion. The Human Resources and Compensation Committee of the Board of Directors of H&S (the “HRCC”) will establish performance goals under the MIP annually. Bonus payments pursuant to the MIP are discretionary and are not earned until approved by HRCC. The Company or any Group Company in its or their absolute discretion may modify, amend, suspend or discontinue the MIP, any award or any bonus arrangements altogether at any time without prior notice. The Company and any Group Company reserves the right to award a nil bonus or nil award. You are not eligible for any other bonus payment save as provided for under the MIP and these clauses 5.4 to 5.8.

5.5.	In respect of each period for which any bonus (or award) is to be awarded or paid to you, such award and payment shall, at all times, be subject to and conditional upon the prior approval, by the CEO of Heidrick & Struggles International Inc. or such person as to whom he or she might delegate this power, of:

5.5.1.	the amount allocated or to be allocated by the Company or any Group Company, in relation to that period, for the award and/or payment of any bonuses to you and/or any other persons employed by or providing services to the Company or any other Group Company; and

5.5.2.	the amount of any bonus (or award) to be awarded and/or paid to you (if any); and

5.5.3.	any conditions upon which any bonus (or award) is to be awarded and/or paid to you.

5.6.	Any bonus (or award) awarded to you under the MIP shall be purely discretionary, shall not form part of your contractual remuneration under this Agreement and shall not be pensionable. The making of an award shall not oblige the Company or any Group Company to make any subsequent bonus awards. Any bonus or award will be subject to such conditions (including but not limited to conditions for and timing of payment) as the Company or any Group Company may in its or their absolute discretion determine from time to time.

5.7.	Notwithstanding clause 5.3, you shall have no right to be awarded a bonus or, where an award has been made, paid a bonus (pro rata or otherwise) if at the time when any such bonus would otherwise have been due to be awarded or paid (as appropriate):

5.7.1.	you have not been employed throughout the whole of the period to which the bonus relates; or

5.7.2.	you are subject to any capability and/or disciplinary procedures; and/or

5.7.3.	your employment has terminated (whether lawfully or unlawfully) or you are under notice of termination (whether given by you or the Company).

5.8.	If you have been notified that you are under investigation in respect of any disciplinary, capability or performance issue then your eligibility to be considered for a discretionary bonus under the MIP or otherwise will be postponed pending the conclusion of any such investigation and any subsequent hearing or meeting.

Long-Term Incentive

5.9.	Although the Company’s long term incentive arrangements are discretionary and may be varied at any time, it is intended that you will be considered for annual long-term incentive grants as part of your performance and compensation review under H&S’s long-term incentive plan for senior executives of the Group. Annual long-term incentive awards are subject to the approval of the HRCC. Based on H&S’s current program design, annual grants for your role have a grant date target value equal to 50% of your Base Salary and are made 50% in the form of restricted stock units (time vesting only) and 50% in the form of performance stock units, but the actual composition of your long-term incentive grant (if any) will be determined by the HRCC at the time of grant in its absolute discretion. Performance conditions for the performance stock units under the annual long-term incentive program will be established annually by the HRCC. The terms, including lapsing and forfeiture provisions, of such awards, if any, will be contained in the rules of the relevant plan and award agreement and any award made to you will always be subject to the rules of the relevant plan.

GlobalShare Program

5.10.	Subject always to the rules of the relevant plan, you will be eligible to participate in H&S’s 2012 GlobalShare Program.

6.	Pension

6.1.	During your employment with the Company, the Company shall make a contribution of the percentage set out in paragraph 9 of the Term Sheet to the Company Group Personal Pension Plan, subject to you satisfying certain eligibility criteria.

6.2.	No contracting out certificate issued under the Pensions Scheme Act 1993 is in force in respect of your employment under this Contract of Employment.

7.	Benefits

7.1.	You shall be entitled to participate in such UK benefit arrangements as set out in paragraph 7.1 of the UK Company Handbook, as such arrangements are put in place, in accordance with and subject always to the terms of the relevant scheme for the time being in force and as amended from time to time and subject to cover being available on normal terms.

7.2.	The Company may at any time withdraw or amend any benefit arrangements without providing replacement for it or them. You acknowledge where any benefits provided are insurance arrangements, the payment of any benefit is subject to the discretion of the insurers and subject to the terms and conditions of the respective scheme. The Company and any Group Company has no obligation to assist you in the advancement of any claim you may make, nor any obligation to make any payment to you should the insurer refuse to pay for whatever reason.

7.3.	Your eligibility to participate in or receive benefits from any insurance or other benefits scheme shall not prejudice the Company’s ability to terminate your employment with the Company.

8.	Holiday

8.1.	The Company’s holiday year runs from 1 January to 31 December each year. Your holiday entitlement is set out in paragraph 10 of the Term Sheet. Please refer to the UK Company Handbook for further details about the procedure for taking holiday and your holiday entitlement.

9.	Sickness and Medical Examination

9.1.	If you are at any time incapacitated or prevented by sickness, injury, accident or any other circumstances beyond your control (hereinafter referred to as “incapacity”) from carrying out in full your duties under your Contract of Employment, you must follow the sickness absence reporting procedure contained in the UK Company Handbook.

9.2.	Please refer to the Section 1 of the UK Company Handbook for further details regarding sickness absence, sick pay and medical examinations.

10.	Directorship

10.1.	In the event that you are required to be a director of the Company or any other Group Company, the conditions in sub-clauses 10.2 and 10.3 shall apply.

10.2.	Except with the prior approval of the Company, or as provided in the articles of association of the Company or any other Group Company of which you are a director, you shall not resign as a director of the Company or any Group Company.

10.3.	If, during your employment, you cease to be a director of the Company or any other Group Company (otherwise than by reason of your death, resignation or disqualification in accordance with the articles of association of the Company or the relevant Group Company, as amended from time to time, or by statute or court order) your employment shall continue as an employee only and the terms of your Contract of Employment shall continue in full force and effect and you shall have no claims in respect of such cessation of office.

10.4.	On the termination of your employment for any reason and howsoever arising, you shall at the request of the Company, resign from all offices held by you in or as the representative or nominee of the Company or any other Group Company, including but not limited to any appointment as director or company secretary in any of the same. You hereby irrevocably appoint the Company to be your attorney in your name and on your behalf to sign, execute or do any instrument or act and generally to use your name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 10.4.

11.	Termination of Employment

11.1.	Without prejudice to any clause in your Contract of Employment providing for earlier termination, the minimum period of notice that is required to be given by either party to terminate your employment under this Contract of Employment is set out in paragraph 11 of the Term Sheet.

11.2.

Clause 11.1 above is without prejudice to the Company’s right to terminate your employment without notice or payment in lieu of notice with immediate effect for gross misconduct or if you commit any other serious or repeated breach or non-observance of your obligations as an employee or any of the terms and conditions of your employment or if you refuse or neglect to comply with reasonable and lawful directions of the Company or if you cease to be entitled to work in the United Kingdom or if you have become bankrupt or applied for a receiving order or have a receiving order made against you or have entered into any arrangement or composition with your creditors or if you have been prohibited by law from acting as a director of any company or if you have become of unsound mind or a patient within the meaning of any United Kingdom statute relating to mental health or if you commit any act or omission which results in the restatement of the financial statements of H&S or any member of the Group. Any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof. Examples of gross misconduct and other circumstances in which the Company has a right to terminate your employment without notice or payment in lieu of notice are set out in Section 4 of the UK Company Handbook.

11.3.	The Company may in its absolute discretion put you on garden leave or suspend you in certain circumstances. Please refer to Section 1 of the UK Company Handbook for further details.

11.4.	Subject always to the relevant plan rules from time to time, you will be eligible to participate in the Change in Control Severance Plan and the Management Severance Pay Plan, in each case as issued by H&S and as such plans may be amended by H&S from time to time in its absolute discretion (the “Severance Plans”) provided always that any amount payable (or which would be payable) to you pursuant to the Severance Plans shall be reduced by any amount which has been paid or is payable to you:

11.4.1.	in respect of any salary and benefits during any period of notice to terminate your employment pursuant to clause 11.1 above;

11.4.2.	as a payment in lieu of notice pursuant to clause 12 below; and

11.4.3.	by way of a statutory redundancy payment or any other payment which the Company is required to make to you on termination of your employment.

11.5.	Upon the termination of your employment, you agree to return to the Company all property of the Company and any Group Company, including all materials furnished to you during your employment (including but not limited to keys, computers, automobiles, electronic communication devices, files and identification cards) and all materials created by you during your employment. In addition, you agree that, upon the termination of your employment, you will provide the Company with all passwords and similar information that will be necessary for the Company to access materials on which you worked or to continue in its business.

12.	Payment in lieu of notice

12.1.	Without prejudice to clause 11 above, where notice is given to terminate your employment by either party or if either you or the Company otherwise purports to terminate your employment, the Company may (at its sole and absolute discretion) terminate your employment at any time and with immediate effect by notifying you that:

12.1.1.	the Company is exercising its right under your Contract of Employment to make a payment in lieu of notice; and

12.1.2.	that it shall make a payment in lieu of the notice period (or, if applicable, the remainder of the notice period) to you (or that it shall make the first instalment of such a payment to you).

12.2.	Any payment in lieu of notice shall be calculated by reference to your basic salary only (as at the date of termination) for the duration of the notice period (or remainder of the notice period as the case may be).

12.3.	The Company may pay any payment in lieu of notice as one lump sum or in instalments over the period until the expiry, if it had been served, of the notice period. Such payments shall be subject to such deductions as are required by law.

12.4.	For the avoidance of doubt:

12.4.1.	if the Company terminates your employment in breach of your Contract of Employment, any entitlement to damages for breach of contract shall be assessed on the normal common law principles (including your obligation to mitigate your loss); and

12.4.2.	the right of the Company to terminate your employment in accordance with clause 12.1 does not give rise to any right for you to receive any payment in lieu of notice as a lump sum, but shall not prejudice your right to receive the monies due for the notice period.

13.	UK Company Handbook

13.1.	The UK Company Handbook contains additional provisions which relate to your employment, including provisions relating to sickness absence, data protection and monitoring, amongst others. Sections 1, 2 and 3 of the UK Company Handbook form part of your Contract of Employment. Section 4 of the UK Company Handbook onwards does not form part of your Contract of Employment and does not have contractual effect.

13.2.	The disciplinary and grievance procedures which apply in relation to your employment can be found in the UK Company Handbook.

13.3.	References in your Contract of Employment to the UK Company Handbook are references to the UK Company Handbook as amended from time to time.

13.4.	In the event of any conflict between the terms and conditions contained in this document and the UK Company Handbook, these terms and conditions shall prevail.

14.	Governing Law

14.1.	Your Contract of Employment shall be interpreted and enforced in accordance with the laws of England and Wales and the parties hereto submit to the exclusive jurisdiction of Courts in England and Wales.

15.	Supersession or Previous Agreements

15.1.	This Contract of Employment supersedes and is in substitution for the Former Contract of Employment which shall be deemed to have been terminated by mutual consent with effect from 1 January 2017.

15.2.	You shall no longer have any right to participate in or receive payment under the Leadership Consulting Annual Incentive Scheme or the CoCompany Bonus Scheme which were issued to you in October 2015.

15.3.	Nothing in this Contract of Employment shall affect any provision of the Purchase Agreements.

16.	Supplemental

16.1.	The following provisions shall have effect for the purposes of the Employment Rights Act 1996 as amended:

16.1.1.	there is no current requirement for you to work outside the United Kingdom for any consecutive period in excess of one month; and

16.1.2.	there are no collective agreements currently in force which affect directly or indirectly the terms and conditions of yours employment.

17.	Definitions

17.1.	In this Contract of Employment, unless the context otherwise requires,

“Contract of Employment” means the terms and conditions of your employment with the Company contained in the Term Sheet, these Terms and Conditions of Employment, the Business Protection Agreement and Sections 1, 2 and 3 of the UK Company Handbook (as amended from time to time);

“Former Contract of Employment” means terms and conditions of your employment with the Heidrick & Struggles Leadership Consulting Limited (formerly called CoCompany Limited) contained in the Term Sheet, Terms and Conditions of Employment and the Business Protection Agreement dated 1 October 2015;

“Group” means the Company, H&S, any holding company and any subsidiary company (from time to time) of the Company or H&S (wherever incorporated or established) and any subsidiary of any such holding company, and “Group Company” shall be construed accordingly. The expressions “holding company” and “subsidiary” in relation to a company mean a “holding company” and “subsidiary” as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee;

“H&S” means Heidrick & Struggles International Inc; and

“Purchase Agreements” means the share purchase agreement entered into on 1 October 2015 between you, the Company, H&S and others (as subsequently amended) and, with the exception of the Former Contract of Employment, all other documents executed by you in connection with the transaction contemplated by such share purchase agreement.

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